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                                                                    EXHIBIT 23.4

                    CONSENT OF OLSSON, FRANK AND WEEDA, P.C.

     We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus, which constitutes part of the Registration Statement for the Common Stock of RITA Medical Systems, Inc. on Form S-1. We further consent to the aforementioned use of our name in any amendments to the aforementioned Registration Statement.

                                          /s/ Olsson, Frank and Weeda, P.C.
                                          -------------------------------------
                                          Olsson, Frank and Weeda, P.C.

Washington, D.C.
June 28, 2000